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                                                                       Exhibit 5

                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022



November 27, 1996


LCI International, Inc.
8180 Greensboro Drive, Suite 800
McLean, VA 22102

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We are delivering this opinion in connection with the Registration Statement on Form S-3 (File No. 333-15623) (the "Registration Statement") originally filed by LCI International, Inc. (the "Company") on November 6, 1996, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 1,450,115 shares, par value $.01 per share, of common stock ("Common Stock") of the Company (the "Shares").

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

         The Shares have been duly authorized and validly issued, and are fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. We do not admit by giving this consent that we
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LCI International, Inc.
November 27, 1996
Page 2


are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/s/ Willkie Farr & Gallagher